Exhibit 32.2

ETHAN ALLEN INTERIORS INC. AND SUBSIDIARIES

Certification by the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Corey Whitely, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Annual Report on Form 10-K (the “Annual Report”) for the period ended June 30, 2016 as filed by Ethan Allen Interiors Inc. (the "Company"), which contains the Company's financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2016

/s/ Corey Whitely	Executive Vice President Administration,
(Corey Whitely)	Chief Financial Officer and Treasurer

Ethan Allen Interiors Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.